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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported ) June 13, 1997

                           CINCINNATI MICROWAVE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Ohio                        0-13136                   31 -0903863
--------------------------------   ----------------         --------------------
 (State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

  One  Microwave Plaza, Cincinnati, Ohio                   45249-9502
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   (Address of principal executive office)                  (Zip Code)

 Registrant's telephone number, including area code         (513) 489-5400
                                                     ---------------------------


--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


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Form  8-K                                             Cincinnati Microwave, Inc.

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

The Company announced today that it has exhausted its opportunities to reorganize as an ongoing entity, and therefore, will be preparing and filing a liquidating plan in its chapter 11 case to provide for the resolution of its creditor claims and equity interests.

The Company is in the process of looking for buyers for the rest of its phone business. This transaction, however, is not likely to contribute more than minimum value to the creditors. This sale, coupled with the closing of the sale of the Company's real estate, will complete the sale of substantially all of the Company's assets. While there is a likelihood of a significant distribution to unsecured creditors, no payment is expected to be made to the class consisting of the holders of the Company's common shares.


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Form  8-K                                             Cincinnati Microwave, Inc.

Item 7. Financial Statements and Exhibits
        ---------------------------------

   (c) Exhibits.

         99(i) - Financial reports, as amended, as filed with the United States Bankruptcy Court for the Southern District of Ohio, Western Division, for the Company's operations during the period ended May 1997 (without exhibits to the Monthly Cash Statement (Form 5)).

         99(ii) - Agreement to provide omitted Schedules to Monthly Cash Statement upon request.

         99(iii) - Press release of Cincinnati Microwave, Inc, dated June 13, 1997.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 13, 1997

                                    CINCINNATI MICROWAVE, INC.

                                    /s/ Kurt H. Stamp
                                    --------------------------------------------
                                    Kurt H. Stump
                                    Vice President and  Chief Financial Officer/
                                    Treasurer/Secretary